UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2006

The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Campus Drive
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

The principal U.S. patent that covers The Medicines Company’s (the “Company”) product, Angiomax® (bivalirudin), expires in 2010.  The United States Patent and Trademark Office (the “PTO”) has rejected the Company’s application under the Hatch Waxman Act for an extension of the term of the patent beyond 2010 because the application was not filed on time by our counsel.

On December 6, 2006, the United States House of Representatives passed  a bill that, if enacted, would provide the PTO with discretion to consider patent extension applications filed late unintentionally under the Hatch Waxman Act.  On December 9, 2006, the United States Senate adjourned without considering this bill.  The Company is hopeful that the new Congress will consider similar legislation in the next session. The Company can provide no assurance that a bill will be introduced or enacted or that, if it is enacted, the PTO will consider the Company’s application or that the Company will be successful in extending the term of the patent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: December 11, 2006	By:	/s/ Glenn P Sblendorio
Glenn P. Sblendorio
Executive Vice President and Chief Financial Officer